Exhibit (h)(3)

                AMENDED AND RESTATED SUB-ADMINISTRATION AGREEMENT

        This Sub-Administration Agreement ("Agreement") dated as of August 1, 2008 among Hyperion Brookfield Asset Management, Inc. (formerly known as Hyperion Capital Management, Inc.) (the "Company"), a Delaware corporation on behalf of the Funds listed on Schedule A (the "Funds") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank").

        WHEREAS, each Fund, except RMK Select High Income Fund, RMK Select Intermediate Bond Fund and RMK Select Short Term Bond Fund, is registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act") and is registered with the U.S. Securities and Exchange Commission ("SEC") by means of a registration statement ("Registration Statement") under the Securities Act of 1933, as amended (the "1933 Act"), and

        WHEREAS, each of RMK Select High Income Fund, RMK Select Intermediate Bond Fund and RMK Select Short Term Bond Fund, is each registered as an open-end diversified management investment company under the 1940 Act and is registered with the SEC by means of a Registration Statement under the 1933 Act; and

        WHEREAS, the Company has been appointed as administrator to the Funds;

        WHEREAS, the Company, the Funds and the Bank wish to amend and restate the Sub-Administration Agreement dated as of May 23, 2000, as amended as of July 26, 2002, December 16, 2003, January 1, 2005, August 2, 2006 and April 23, 2008;

        WHEREAS, the Company and the Funds desires to retain the Bank to furnish certain administrative services to the Company, and the Bank is willing to furnish such services, on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.      APPOINTMENT OF BANK

        The Company and the Funds hereby appoint the Bank to act as sub-administrator with respect to the Funds for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein.

        The Funds currently consist of the portfolios and/or classes of shares (each an "Investment Fund") as listed in Schedule A to this Agreement. In the event that the Funds or the Company establish one or more additional Investment Fund(s) with respect to which the Company and/or the Funds wish to retain the Bank to act as sub-administrator hereunder, the Company and the Funds shall notify the Bank in writing. Upon written acceptance by the Bank, such Investment Fund(s) shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds except to the extent that such provisions (including those relating to compensation and expenses payable by the Funds and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Company, the Funds and the Bank at the time of the addition of any such Investment Fund.

2.      DELIVERY OF DOCUMENTS

        Each Fund will promptly deliver to the Bank copies of each of the following documents and all future amendments and supplements, if any:

        a.     Its Articles of Incorporation and by-laws;

        b. The Fund's currently effective Registration Statement under the 1933 Act, if applicable, and the 1940 Act and the Fund's
               Prospectus and Statement of Additional Information relating to all Investment Fund(s) and all amendments and supplements thereto as in effect from time to time;

        c. A copy of the investment advisory agreement between the Fund and its investment adviser, including any sub-advisory agreement between the Fund and its investment sub-adviser, if any; and

        d. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.      REPRESENTATIONS AND WARRANTIES OF THE BANK

        The Bank represents and warrants to the Company that:

        a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

        b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

        c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

        d. No legal or administrative proceedings have been instituted or threatened which would impair the Bank's ability to perform its duties and obligations under this Agreement; and

        e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Bank or any law or regulation applicable to it.

4.      REPRESENTATIONS AND WARRANTIES OF THE FUNDS

        Each Fund represents and warrants to the Bank that:

        a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Maryland;

        b. It has the corporate power and authority under applicable laws and by its Articles of Incorporation and by-laws to enter into and perform this Agreement;

        c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

        d. It is an investment company properly registered with the SEC under the 1940 Act;

        e. The Fund's Registration Statement has been filed and will be effective and remain effective during the term of this Agreement. The Fund also warrants to the Bank that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

        f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

        g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

        h. As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of beneficial interest.

5.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to the Bank that:

        a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Delaware;

        b. It has the power and authority under Delaware law and by its charter and by-laws to enter into and perform this Agreement;

        c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

        d. No legal or administrative proceedings have been instituted or threatened which would impair the Company's ability to perform its duties and obligations under this Agreement; and

        e. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Company or any law or regulation applicable to it.

6.      ADMINISTRATION SERVICES

        The Bank shall provide the following services, in each case where appropriate, subject to the control, supervision and direction of the Funds and the Company and the review and comment by the Funds' auditors and legal counsel and in accordance with procedures which may be established from time to time between the Funds, the Company and the Bank:

        Fund Administration Treasury Services
        -------------------------------------

        a. Prepare for the review and approval by designated officer(s) of the Funds financial information regarding the Funds that will be included in the Funds' semi-annual and annual shareholder reports, Form N-Q reports and other quarterly reports (as mutually agreed upon), including tax footnote disclosures where applicable;

        b. Coordinate the audit of the Funds' financial statements by the Funds independent accountants, including the preparation of supporting audit workpapers and other schedules, and make such reports and recommendations to the Board (or the Audit Committee of the Board ("Audit Committee")) concerning the performance of the independent accountants as the Board or the Audit Committee may reasonably request;

        c. Prepare for the review by designated officer(s) of the Funds the Funds' periodic financial reports required to be filed with the SEC on Form N-SAR and financial information required by Form N-1A, Form N-2, proxy statements and such other reports, forms or filings as may be mutually agreed upon;

        d. Prepare for the review by designated officer(s) of the Funds annual fund expense budgets, perform accrual analyses and rollforward calculations and recommend changes to fund expense accruals on a periodic basis, arrange for payment of the

               Funds' expenses, review calculations of fees paid to the Funds' investment adviser, custodian, fund accountant, distributor and transfer agent, and obtain authorization of accrual changes and expense payments;

        e. Provide periodic testing of the Funds with respect to compliance with the Internal Revenue Code's mandatory qualification requirements, the requirements of the 1940 Act and limitations for the Funds contained in the respective Registration Statements for the Funds as may be mutually agreed upon, including quarterly compliance reporting to the designated officers of the Funds as well as preparation of Board compliance materials;

        f. Prepare and furnish total return performance information for the Funds, including such information on an after-tax basis, calculated in accordance with applicable U.S. securities laws and regulations, as may be reasonably requested by Company management;

        g.     Prepare and disseminate vendor survey information;

        h.     Prepare  and   coordinate  the  filing  of  Rule  24f-2  notices,
               including coordination of payment;

        i. Provide sub-certificates in connection with the certification requirements of the Sarbanes-Oxley Act of 2002 with respect to the services provided by the Bank;

        j. Maintain certain books and records of the Funds as required under Rule 31a-1(b) of the 1940 Act, as may be mutually agreed upon;

        k. Consult with the Funds' officers, independent accountants, legal counsel, custodian, fund accountant, distributor, and transfer agent in establishing the accounting policies of the Funds;

        l. Oversee the determination and publication of each Fund's net asset value in accordance with such Fund's policies in respect thereof as adopted from time to time by the Board of such Fund;

        Fund Administration Blue Sky Services
        -------------------------------------

        m. Perform Blue Sky services pursuant to the specific instructions of the Funds' officers as detailed in Schedule B hereto;

        Fund Administration Legal Services
        ----------------------------------

        n. Prepare for filing with the SEC proxy statements for the Funds and arrange for the printing and dissemination of such reports and communications to shareholders;

        Fund Administration Tax Services
        --------------------------------

        o. Compute tax basis provisions for both excise and income tax purposes;

        p. Prepare the Funds' federal, state, and local income tax returns and extension requests for review and for execution and filing by each Fund's independent accountants and execution and filing by each Fund's treasurer, including Form 1120-RIC, Form 8613 and Form 1099-MISC;

        q. Preparation of required information for shareholder reporting and coordinate Form 1099-DIV mailings;

        r. Review of regulated investment company qualification tests as prepared by the Bank's fund administration personnel; and

        s.     Tax consulting.

        The Bank shall perform such other services for the Company that are mutually agreed to by the parties from time to time, for which the Company will pay such fees as may be mutually agreed upon, including the Bank's reasonable out-of-pocket expenses. The provision of such services shall be subject to the terms and conditions of this Agreement.

        The  Bank  shall  provide  the  office   facilities  and  the  personnel
determined by it to perform the services contemplated herein.

7.      FEES; EXPENSES; EXPENSE REIMBURSEMENT

        The Bank shall receive from the Company such compensation for the Bank's services provided pursuant to this Agreement as may be agreed to from time to time in a written Fee Schedule approved by the parties. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the applicable invoice. Each Fund shall pay to the Bank any and all compensation and reimbursement of expense for such Fund that is not paid to the Bank by the Company. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Company shall reimburse the Bank for its out-of-pocket costs incurred in connection with this Agreement. All rights of compensation and expense reimbursement under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

        The Company agrees promptly to reimburse the Bank for any equipment and supplies specially ordered by or for a Fund, or the Company, through the Bank and for any other expenses not contemplated by this Agreement that the Bank may incur on a Funds' or the Company's behalf, at the Company's request or with the Fund's or the Company's consent.

        Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Bank. Expenses to be borne by each Fund, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Registration Statement, Form N-CSR, Form N-Q, Form N-PX, From N-SAR, proxy materials, federal and state tax qualification as a regulated investment company and other notices, registrations, reports, filings and materials prepared by the Bank under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Bank; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (e.g., typesetting, page changes and all other print vendor and EDGAR charges, collectively referred to herein as "Preparation"), printing, distribution and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Fund; costs of Preparation, printing, distribution and mailing, as applicable, of the Fund's Registration Statements and any amendments and supplements thereto and shareholder reports; cost of Preparation and filing of the Fund's tax returns, Form N-1A, Form N-CSR, Form N-Q, Form N-PX and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; the cost of fidelity bond and D&O/E&O liability insurance; and cost of independent pricing services used in computing each Funds' net asset value.

        The Bank is authorized to and may employ, associate or contract with such person or persons as the Bank may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Bank and that the Bank shall be as fully responsible to the Funds for the acts and omissions of any such person or persons as it is for its own acts and omissions.

8.      INSTRUCTIONS AND ADVICE

        At any time, the Bank may apply to any officer of the Funds or his or her designee for instructions and may consult with its own legal counsel or outside counsel for the Funds or the independent accountants for the Funds at the expense of the Funds, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement;

provided, however, that legal fees and expenses of the Bank for consultation with its own legal counsel shall not be an expense of any of the Funds unless such payment is approved by such Fund. The Bank shall not be liable, and shall be indemnified by the applicable Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Funds. Nothing in this section shall be construed as imposing upon the Bank any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

9.      LIMITATION OF LIABILITY AND INDEMNIFICATION

        The Bank shall be responsible for the performance only of such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Bank shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Bank, its officers or employees and any person or persons employed, associated or contracted by the Bank as contemplated by the last paragraph of Section 7 of this Agreement. The Bank shall not be liable for any special, indirect, incidental, punitive or consequential damages, including lost profits, of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder, each of which is hereby excluded by agreement of the parties regardless of whether such damages were foreseeable or whether either party or any entity had been advised of the possibility of such damages. In any event, the Bank's liability under this Agreement shall be limited to its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by a Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

        The Bank shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

        The Company and the Funds shall indemnify and hold the Bank harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Company and a Fund, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers or employees and any person or persons employed, associated or contracted by the Bank as contemplated by the last paragraph of Section 7 of this Agreement in cases of its or their own gross negligence or willful misconduct.

        The limitation of liability and indemnification contained herein shall survive the termination of this Agreement.

10.     CONFIDENTIALITY

        The Bank agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to a Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

11.     COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

        Each Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

        In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Bank agrees that all records which it maintains for the Funds shall at all times remain the property of the Funds, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Bank further agrees that all records that it maintains for the Funds pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in machine-readable form.

12.     SERVICES NOT EXCLUSIVE

        The services of the Bank to the Funds are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by a Fund from time to time, have no authority to act or represent such Fund in any way or otherwise be deemed an agent of the Fund.

13.     TERM, TERMINATION AND AMENDMENT

        This Agreement shall become effective on the date of its execution and shall remain in full force and effect from the effective date for an initial term of one year from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days' prior to the expiration of the initial term. Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Fund or Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund or Investment Fund. Upon termination of this Agreement, the Company shall pay to the Bank such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. Each Fund shall pay to the Bank any and all compensation and reimbursement of expense for such Fund that are not paid to the Bank by the Company. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

14.     NOTICES

        Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Company or a Fund: Hyperion Brookfield Asset Management, Inc., Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010,
Attn: General Counsel, fax: 212-549-8310; if to the Bank: State Street Bank and Trust Company, P.O. Box 5049, Boston, MA 02206-5049, Attn: Fund Administration Legal Department, fax: 617-662-3805.

15.     NON-ASSIGNABILITY

        This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Bank may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Bank.

16.     SUCCESSORS

        This Agreement shall be binding on and shall inure to the benefit of each Fund, the Company and the Bank and their respective successors and permitted assigns.

17.     ENTIRE AGREEMENT

        This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

18.     WAIVER

        The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

19.     SEVERABILITY

        If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

20.     GOVERNING LAW

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

21.     REPRODUCTION OF DOCUMENTS

        This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, xerographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

HYPERION BROOKFIELD ASSET MANAGEMENT, INC.



By:   _________________________________

Name:

Title:


THE HYPERION BROOKFIELD TOTAL RETURN FUND INC.
HYPERION BROOKFIELD STRATEGIC INCOME FUND, INC.
THE HYPERION BROOKFIELD STRATEGIC MORTGAGE INCOME FUND, INC.
HYPERION BROOKFIELD COLLATERALIZED SECURITIES FUND, INC.
RMK HIGH INCOME FUND, INC.
RMK STRATEGIC INCOME FUND, INC.
RMK ADVANTAGE INCOME FUND, INC.
RMK MULTI-SECTOR HIGH INCOME FUND, INC.
RMK SELECT HIGH INCOME FUND
RMK SELECT INTERMEDIATE BOND FUND
RMK SELECT SHORT TERM BOND FUND



By:   _________________________________

Name:   Thomas F. DoodianTitle:

Treasurer


STATE STREET BANK AND TRUST COMPANY


By:   _________________________________

Name:   Gary L. French

Title:  Senior Vice President

                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A
                    Listing of Fund(s) and Classes of Shares

Fund                                                          Classes of Shares
----                                                          -----------------
The Hyperion Brookfield Total Return Fund Inc.
Hyperion Brookfield Strategic Income Fund, Inc.
The Hyperion Brookfield Strategic Mortgage Income Fund, Inc.
Hyperion Brookfield Collateralized Securities Fund, Inc.
RMK High Income Fund, Inc.
RMK Strategic Income Fund, Inc.
RMK Advantage Income Fund, Inc.
RMK Multi-Sector High Income Fund, Inc.
RMK Select High Income Fund(*)                                 A, C, I
RMK Select Intermediate Bond Fund(*)                           A, C, I
RMK Select Short Term Bond Fund(*)                             A, C, I
___________________________
(*)     Each a separate series of Morgan Keegan Select Fund, Inc.


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


                          SUB-ADMINISTRATION AGREEMENT

                                   SCHEDULE B
                    Notice Filing with State Securities Banks

At the specific direction of the Fund, the Bank will prepare required documentation and make Notice Filings in accordance with the securities laws of each jurisdiction in which Fund shares are to be offered or sold pursuant to instructions given to the Bank by the Fund.

Each Fund shall be solely responsible for the determination of (i) those jurisdictions in which Notice Filings are to be submitted and (ii) the number of Fund shares to be permitted to be sold in each such jurisdiction. In the event that the Bank becomes aware of (a) the sale of Fund shares in a jurisdiction in which no Notice Filing has been made or (b) the sale of Fund shares in excess of the number of Fund shares permitted to be sold in such jurisdiction, the Bank shall report such information to the Fund, and it shall be the Fund's responsibility to determine appropriate corrective action and instruct the Bank with respect thereto.

The Blue Sky services shall consist of the following:

        1.     Filing of Fund's Initial Notice Filings, as directed by the Fund;

        2.     Filing of Fund's renewals and amendments as required;

        3. Filing of amendments to the Fund's registration statement where required;

        4.     Filing Fund sales reports where required;

        5. Payment at the expense of the Fund of all Fund Notice Filing fees;

        6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

        7.     Filing of annual reports and proxy statements where required; and

        8. The performance of such additional services as the Bank and the Fund may agree upon in writing.

Unless otherwise specified in writing by the Bank, Blue Sky services by the Bank shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by a Fund or its legal counsel. In connection with the services described herein, each Fund shall issue in favor of the Bank a power of attorney to submit Notice


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


Filings on behalf of the Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT 1
                            LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of August 1, 2008 that Hyperion Brookfield Asset Management (the "Administrator") on behalf of Morgan Keegan Select Fund, Inc. and its currently existing series and all future series (the "Funds"), with principal offices at Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281-1010, makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Bank") with principal offices at One Lincoln Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. NOTICE FILINGS FOR FUND SHARES. The Power to submit notice filings for the Funds in each jurisdiction in which each Fund's shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all of a Fund's applications including without limitation, applications to provide notice for the Funds' shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of the Bank in connection with the notice filings of the Fund's shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Funds in connection with the notice filings of each Fund's shares with state securities Banks.

3. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager or Senior Blue Sky Administrator at the Bank shall have authority to act on behalf of the Funds with respect to items 1 and 2 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Administrator.

IN WITNESS WHEREOF, the Administrator has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

Hyperion Brookfield Asset Management, Inc.

By:________________________________________________
Name:______________________________________________
Title:_____________________________________________

Subscribed and sworn to before me
this____day of___________________20____


_______________________________________
Notary Public
State of___________________________________________
In and for the County of____________________
My Commission expires ______________________


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